Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Announces Appointments of Cia Buckley Marakovits to Board of Directors and Myron E. Ullman, III to Newly Created Role of Lead Director

•	Finance Executive Brings Broad Experience in Real Estate, Investments and Investor Stewardship to Taubman Board

•	Appointment of Mr. Ullman as Lead Director Enhances Board Oversight and Governance

BLOOMFIELD HILLS, Mich., Dec. 15, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today announced the appointments of Cia Buckley Marakovits to the company’s Board of Directors and Myron E. (Mike) Ullman III to lead director, both effective immediately.

Ms. Buckley Marakovits brings decades of real estate, financial and investment experience to the Taubman Board. She is chief investment officer, partner, managing director and a member of the Investment Committee at Dune Real Estate Partners, a real estate investment firm. Prior to joining Dune in 2007, Ms. Buckley Marakovits successfully managed a variety of investments and held key financial leadership roles, including president of the U.S. Fund Business, chief financial officer, head of Asset Management and head of Acquisitions at JER Partners, an affiliate of the J.E. Robert Companies.

Ms. Buckley Marakovits will fill the vacancy created by the resignation of her predecessor from the Board on September 27, 2016, and will stand for election to the Board at the 2017 Annual Meeting. With her appointment, the Taubman Board consists of nine directors, seven of whom are independent, of whom two joined the Board this year.

“Cia is a real estate industry leader with significant financial expertise and has a long history of fiduciary responsibility to a wide range of institutional investors,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Her appointment follows direct engagement with many of our shareholders as part of the process led by the Nominating and Corporate Governance Committee to identify a highly qualified, independent candidate with the right experience and complementary skills. We are confident that Cia will be an exemplary contributor to Taubman’s continued growth, and we are pleased to welcome her.”

“I am honored to join the Taubman Board and look forward to contributing my knowledge and perspectives to help lead the company forward,” said Ms. Buckley Marakovits. “Taubman’s strong assets and differentiated strategy position the company for continued growth and success. I am excited to begin working with the entire Board and management team to deliver further value for all Taubman shareholders.”

Taubman also announced that it has created a new lead director position and that the chairman of the Nominating and Corporate Governance Committee, Myron E. (Mike) Ullman, III, has been appointed to this leadership role, effective immediately. Mr. Ullman joined the Taubman Board in April 2016 and previously served on the Board from 2003 to 2004. Mr. Ullman was appointed Chairman of the Nominating and Corporate Governance Committee in September 2016.

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“Mike is a tremendous asset to Taubman, and his appointment as lead director reflects his engagement and leadership,” said Mr. Taubman.

“I am honored to be appointed by the company’s independent directors to this new position,” said Mr. Ullman. “I recognize the important role that a lead director can play in ensuring that a board appropriately oversees the management team while providing strong independent leadership and strategic guidance. I am also delighted to welcome Cia to the Board. I look forward to continue working with Bobby and the entire Board to further enhance value for all Taubman shareholders.”

About Cia Buckley Marakovits

Ms. Buckley Marakovits is chief investment officer, partner, managing director and a member of the Investment Committee at Dune Real Estate Partners. During her nearly 10 year tenure at Dune, as a key member of the senior team Ms. Buckley Marakovits has been involved in the acquisition of approximately $9 billion in investments across multiple sectors. Prior to joining Dune in 2007, Ms. Buckley Marakovits was the president of the U.S. Fund Business for JER Partners, an affiliate of the J.E. Robert Companies. Ms. Buckley Marakovits joined JER in 1997 and held a variety of positions, including chief financial officer. Before joining JER, Ms. Buckley Marakovits spent nine years in the Real Estate Investment Banking Group of Bankers Trust, where she successfully managed a variety of investments.

Ms. Buckley Marakovits is a member of the Urban Land Institute where she is a trustee and a member of the ULI Foundation Board of Directors. She is chair of the Investment Committee, a member of the Audit Committee and active in the Women's Leadership Initiative at ULI. Ms. Buckley Marakovits is a member of the Pension Real Estate Association, serves as a member of Columbia Business School's MBA Real Estate Program Advisory Board and is a member of the Executive Committee of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School. She is a member of Women Executives in Real Estate ("WX") and was honored as the WX Woman of the Year in 2011. Ms. Buckley Marakovits was selected by PERE as one of the Top Ten Women in Real Estate Private Equity. She also serves on the Board of Trustees of Collegiate School in New York City. Ms. Buckley Marakovits received an M.B.A. from Columbia University and a B.A. from Lafayette College.

About Myron E. (Mike) Ullman III

Mr. Ullman is a member of the Board of Directors of Starbucks Corporation and its lead director. Mr. Ullman until recently was executive chairman of J.C. Penney Company, Inc. and held numerous leadership and executive roles at the company, including chief executive officer and member of the Board (2013 to 2015), executive chairman (2011 to 2012), and chairman of the Board and chief executive officer (2004 to 2011).

Mr. Ullman was previously chairman of the Federal Reserve Bank of Dallas through the end of 2014. He also served as directeur general, group managing director of LVHM Moët Hennessy Louis Vuitton, a luxury goods manufacturer and retailer from July 1999 to 2002. From 1995 to 1999, Mr. Ullman served as chairman and chief executive officer of DFS Group Limited, a retailer of luxury branded merchandise. From 1992 to 1996, Mr. Ullman was chairman and chief executive officer of R.H. Macy & Co., Inc. He previously served on the Boards of Ralph Lauren Corporation, Saks, Inc., and Pzena Investment Management, Inc.

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About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia and one under development. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.
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CONTACTS:
Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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